UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2015

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

DineEquity, Inc., a Delaware corporation, held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 19, 2015.  The following matters set forth in our Proxy Statement dated April 9, 2015, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

Proposal One:  Election of Three Class III Directors.

The nominees listed below were elected to serve as Class III directors for a three-year term with the respective votes set forth opposite their names:

	For	Withheld	Broker Non-Votes
Richard J. Dahl	13,170,531	2,717,400	2,071,578

Stephen P. Joyce	15,242,271	645,660	2,071,578

Patrick W. Rose	15,238,899	649,032	2,071,578

The following directors continued in office after the Annual Meeting:  Howard M. Berk, Daniel J. Brestle, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, Gilbert T. Ray and Julia A. Stewart.

Proposal Two: Ratification of the Appointment of Ernst & Young LLP as the Corporation’s Independent Auditor for the 2015 Fiscal Year.

The stockholders ratified the appointment of Ernst & Young LLP as independent auditor of the Corporation for the 2015 fiscal year.  The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
17,682,165	270,689	6,655	0

Proposal Three:  Approval, on an Advisory Basis, of the Compensation of the Corporation’s Named Executive Officers.

The stockholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s 2015 Proxy Statement.  The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
12,870,871	2,958,032	59,028	2,071,578

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2015	DINEEQUITY, INC.

	By:	/s/ Thomas W. Emrey
Thomas W. Emrey
Chief Financial Officer